                                                                    EXHIBIT 12.1


                 HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARIES
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                Six Months                          Year Ended
                                                              Ended June 30,                       December 31,
                                                     ------------------------------      ------------------------------
                                                         2001              2000              2000              1999
                                                     ------------      ------------      ------------      ------------
                                                                      (amounts in thousands, except ratios)
Earnings:
    (Loss) income from continuing operations
      before taxes and minority interest                 ($30,985)          ($4,233)         ($17,900)          ($4,295)

    Plus fixed charges                                     12,956            10,449            21,845             8,001
    Plus amortization of capitalized interest                 711                --                43                --

    Less capitalized interest                                  --            (3,818)          (11,814)           (1,052)
    Less minority interest                                     --                --                --                --
                                                     ------------      ------------      ------------      ------------
    Total earnings, as defined                           ($17,318)         $  2,398           ($7,826)           $2,654
                                                     ------------      ------------      ------------      ------------

Fixed charges:
    Interest expensed                                     $11,320          $  6,147           $ 8,839            $6,586
    Interest capitalized                                       --             3,818            11,814             1,052
    Amortization of discount/premium                           65                90               154                67
    Amortization of finance costs                             762               394               998               293
    Rental expense representing interest                      809                --                40                 3
                                                     ------------      ------------      ------------      ------------
    Total fixed charges                                   $12,956          $ 10,449           $21,845            $8,001
                                                     ------------      ------------      ------------      ------------
Ratio of earnings to fixed charges                             --                --                --                --
                                                     ------------      ------------      ------------      ------------
Insufficiency of earnings to cover fixed charges         ($30,274)          ($8,051)         ($29,671)          ($5,347)
                                                     ------------      ------------      ------------      ------------

                                                      Period from      Period from
                                                      September 22,     January 1,                 Year Ended
                                                      1998 through     1998 through                December 31,
                                                      December 31,     September 31,     ------------------------------
                                                        1998 (1)          1998 (1)          1997 (1)          1996 (1)
                                                     ------------      ------------      ------------      ------------
                                                                  (amounts in thousands, except ratios)
Earnings:
    (Loss) income from continuing operations
      before taxes and minority interest                     ($35)            ($916)         $  2,280          ($14,425)

    Plus fixed charges                                         --                --             1,869             3,388
    Plus amortization of capitalized interest                  --                --                --                --

    Less capitalized interest                                  --                --                --                --
    Less minority interest                                     --                --                --                --
                                                     ------------      ------------      ------------      ------------
    Total earnings, as defined                               ($35)            ($916)         $  4,149          ($11,037)
                                                     ------------      ------------      ------------      ------------

Fixed charges:
    Interest expensed                                         $--              $ --          $     88           $   687
    Interest capitalized                                       --                --                --                --
    Amortization of discount/premium                           --                --                --                --
    Amortization of finance costs                              --                --                --                --
    Rental expense representing interest                       --                --             1,781             2,701
                                                     ------------      ------------      ------------      ------------
    Total fixed charges                                       $--              $ --          $  1,869           $ 3,388
                                                     ------------      ------------      ------------      ------------
Ratio of earnings to fixed charges                             --                --              2.22 X              --
                                                     ------------      ------------      ------------      ------------
Insufficiency of earnings to cover fixed charges             ($35)            ($916)         $     --          ($14,425)
                                                     ------------      ------------      ------------      ------------

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(1)  The ownership of Hollywood Casino Shreveport was transferred to its present owners on September 22, 1998, and from then until December 20, 2000 it was in the development stage with respect to constructing the Shreveport resort. Under its previous owners, Hollywood Casino Shreveport (then known as QNOV) operated a riverboat casino in New Orleans until October 1997.
     From October 1997 until September 21, 1998, QNOV had no operations and was seeking new owners.